Exhibit 10.10

DIRECTOR NOMINATION AGREEMENT

DIRECTOR NOMINATION AGREEMENT, dated as of April 24, 2012 (this “Agreement”), by and among Tumi Holdings, Inc., a Delaware corporation (the “Company”), Doughty Hanson & Co IV Nominees One Limited, Doughty Hanson & Co IV Nominees Two Limited, Doughty Hanson & Co IV Nominees Three Limited, Doughty Hanson & Co IV Nominees Four Limited and Officers Nominees Limited (collectively, together with their respective Permitted Transferees, the “Doughty Hanson Funds”).

WHEREAS, the Company has determined that it is in its best interests to effect an initial public offering (“IPO”) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, in connection with the IPO, the Company and Doughty Hanson desire to enter into this Agreement setting forth certain rights and obligations with respect to the nomination of directors to the Board of Directors of the Company (the “Board”) and other matters relating to the Board from and after the IPO.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Bylaws” means the Amended and Restated By-Laws of the Company, as may be amended from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time.

“Doughty Hanson” means the Doughty Hanson Funds, together with their co-investment funds.

“Permitted Transferee” shall mean, with respect to any Doughty Hanson entity, (i) any other Doughty Hanson entity, (ii) such Doughty Hanson entity’s Affiliates, which for purposes of this definition only includes any investment fund or holding company that is directly or indirectly managed or advised by the same manager or investment adviser as such Doughty Hanson entity or by an Affiliate of such manager or investment adviser, and (iii) in the case of any Doughty Hanson entity, (A) any member or general or limited partner of such Doughty Hanson entity, (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Doughty Hanson entity or any general or limited partner of such Doughty Hanson entity.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 2. Board Number; Board Nomination.

(a) For so long as Doughty Hanson beneficially owns 10% or more of the total number of shares of Common Stock outstanding, the Doughty Hanson Funds shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board, two (2) directors, and the Company shall include, and shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, in the slate of nominees recommended to stockholders of the Company (the “Stockholders”) for election as a director at any annual or special meeting of the Stockholders (or, if permitted, by any action by written consent of the Stockholders) at or by which directors of the Company are to be elected, the up to two individuals identified in advance by the Doughty Hanson Funds.

(b) For so long as Doughty Hanson beneficially owns 3% or more but less than 10% of the total number of shares of Common Stock outstanding, the Doughty Hanson Funds shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board, one (1) director, and the Company shall include, and shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, in the slate of nominees recommended to the Stockholders for election as a director at any annual or special meeting of the Stockholders (or, if permitted, by any action by written consent of the Stockholders) at or by which directors of the Company are to be elected, the one individual identified in advance by the Doughty Hanson Funds (any such individuals identified pursuant to Section 2(a) or Section 2(b) hereof, the “Doughty Hanson Nominees”).

(c) In the event that the Doughty Hanson Funds have nominated less than the total number of designees that the Doughty Hanson Funds shall be entitled to nominate pursuant to this Section 2(a) or Section 2(b), then the Doughty Hanson Funds shall have the right, at any time, to nominate such additional designee(s) to which the Doughty Hanson Funds are entitled, in which case, the directors shall take all necessary corporate action to (1) increase the size of the Board as required to enable the Doughty Hanson Funds to so nominate such additional designees and (2) designate such additional designees nominated by the Doughty Hanson Funds to fill such newly created vacancies.

(d) Vacancies arising through the death, resignation or removal of any Doughty Hanson Nominee who was nominated to the Board pursuant to this Section 2, may be filled by the Board only with a Doughty Hanson Nominee, and the director so chosen shall hold office until the next election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(e) Notwithstanding the provisions of this Section 2, the Doughty Hanson Funds shall not be entitled to designate a Person as a nominee to the Board upon a written determination by the Nominating and Corporate Governance Committee of the Company (which determination shall set forth in writing reasonable grounds for such determination) that such Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, the Doughty Hanson Funds shall be entitled to select a Person as a replacement nominee and the Company shall use its best efforts to cause such Person to be nominated as the Doughty Hanson Nominee at the same meeting (or, if permitted, pursuant to the same action by written consent of the Stockholders) as such initial Person was to be nominated. Other than with respect to the issue set forth in the preceding sentence, neither the Company nor any other party to this Agreement shall have the right to object to any Doughty Hanson Nominee.

(f) So long as Doughty Hanson owns 3% or more of the total number of shares of Common Stock outstanding at any time, the Company shall notify the Doughty Hanson Funds in writing of the date on which proxy materials are expected to be mailed by the Company in connection with an election of directors at an annual or special meeting of the Stockholders (and the Company shall deliver such notice at least 60 days (or such shorter period to which the Doughty Hanson Funds consent, which consent need not be in writing) prior to such expected mailing date or such earlier date as may be specified by the Company reasonably in advance of such earlier delivery date on the basis that such earlier delivery is necessary so as to ensure that such nominee may be included in such proxy materials at the time such proxy materials are mailed). The Company shall provide the Doughty Hanson Funds with a reasonable opportunity to review and provide comments on any portion of the proxy materials relating to the Doughty Hanson Nominees or the rights and obligations provided under this Agreement and to discuss any such comments with the Company. The Company shall notify the Doughty Hanson Funds of any opposition to a Doughty Hanson Nominee sufficiently in advance of the date on which such proxy materials are to be mailed by the Company in connection with such election of directors so as to enable the Doughty Hanson Funds to propose a replacement Doughty Hanson Nominee, if necessary, in accordance with the terms of this Agreement, and the Doughty Hanson Funds shall have 10 business days to designate another nominee.

(g) In the event that the Doughty Hanson Funds cease to have the right to designate a person to serve as a director pursuant to this Section 2, the Doughty Hanson Funds shall use its best efforts to cause the applicable Doughty Hanson Nominee to resign immediately.

(h) So long as this Agreement shall remain in effect, subject to applicable legal requirements, the Bylaws and the Certificate of Incorporation shall accommodate and be subject to and not in any respect conflict with the rights and obligations set forth herein.

Section 3. Miscellaneous.

(a) Effective Date. This Agreement shall become effective upon the closing of the IPO.

(b) Governing Law. This Agreement and the rights and obligations of the parties hereto and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

(c) Certain Adjustments. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term “Common Stock” shall include all such other securities.

(d) Enforcement. Each of the parties hereto agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies, however, shall be cumulative and not exclusive, and shall be in addition to any other remedy which any party hereto may have.

(e) Jurisdiction. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties hereto unconditionally accepts the non-exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, each of the parties hereto agrees that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 3(h). EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(f) Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(g) Entire Agreement; Termination. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof. This Agreement shall terminate and be of no further force and effect at such time as Doughty Hanson ceases to beneficially own at least 3% of the total number of shares of Common Stock outstanding.

(h) Notices. All notices, requests, demands, waivers, consents and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery with proof of receipt maintained or (d) sent by fax, to the following addresses (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company:

Tumi Holdings, Inc.

1001 Durham Avenue

South Plainfield, NJ 07080

Attention: Michael J. Mardy

Facsimile No.: (908) 756-5878

If to Doughty Hanson & Co IV Nominees One Limited, Doughty Hanson & Co IV Nominees Two Limited, Doughty Hanson & Co IV Nominees Three Limited or Doughty Hanson & Co IV Nominees Four Limited or Officers Nominees Limited:

c/o Doughty Hanson & Co Managers Limited

45 Pall Mall

London E14 5DS, England

Attention: Graeme Stening

Facsimile No.: +44(0) 207 663 9350

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS, England

Attention: Allan Murray-Jones

Facsimile No.: +44(0) 207 519 7070

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: David Goldschmidt

Facsimile No.: (212) 735-2000

All such notices, requests, demands, waivers, consents and other communications shall be deemed to have been received by (a) if by personal delivery, on the day delivered, (b) if by certified or registered mail, on the fifth business day after the mailing thereof, (c) if by next-day or overnight mail or delivery, on the day delivered, or (d) if by fax, on the day delivered, provided that such delivery is confirmed.

(i) Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(k) Headings. The headings in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

(l) Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

(m) Amendments and Waivers. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by each of the parties hereto.

(n) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement. The Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the Doughty Hanson Funds being deprived of the rights contemplated by this Agreement.

(o) No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

TUMI HOLDINGS, INC.

By:	/s/ Michael J. Mardy
Name:	Michael J. Mardy
Title:	Chief Financial Officer

DOUGHTY HANSON & CO IV NOMINEES ONE LIMITED

By:	/s/ Graeme Stening
Name:	Graeme Stening
Title:	General Counsel

By:	/s/ Richard Lund
Name:	Richard Lund
Title:	Chief Financial Officer

DOUGHTY HANSON & CO IV NOMINEES TWO LIMITED

By:	/s/ Graeme Stening
Name:	Graeme Stening
Title:	General Counsel

By:	/s/ Richard Lund
Name:	Richard Lund
Title:	Chief Financial Officer

DOUGHTY HANSON & CO IV NOMINEES THREE LIMITED

By:	/s/ Graeme Stening
Name:	Graeme Stening
Title:	General Counsel

By:	/s/ Richard Lund
Name:	Richard Lund
Title:	Chief Financial Officer

DOUGHTY HANSON & CO IV NOMINEES FOUR LIMITED

By:	/s/ Graeme Stening
Name:	Graeme Stening
Title:	General Counsel

By:	/s/ Richard Lund
Name:	Richard Lund
Title:	Chief Financial Officer

OFFICERS NOMINEES LIMITED

By:	/s/ Graeme Stening
Name:	Graeme Stening
Title:	General Counsel

By:	/s/ Richard Lund
Name:	Richard Lund
Title:	Chief Financial Officer